Exhibit 10.6

AMENDED AND RESTATED

PLEDGE AND SECURITY AGREEMENT

dated as of March 18, 2011

among

EACH OF THE GRANTORS PARTY HERETO

and

REGIONS BANK,

as Agent

TABLE OF CONTENTS

PAGE
SECTION 1. DEFINITIONS; GRANT OF SECURITY		- 2 -
1.1	General Definitions	- 2 -
1.2	Definitions; Interpretation	- 11 -
SECTION 2. GRANT OF SECURITY		- 11 -
2.1	Grant of Security	- 11 -
2.2	Certain Limited Exclusions	- 12 -
SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE		- 12 -
3.1	Security for Obligations	- 12 -
3.2	Continuing Liability Under Collateral	- 12 -
SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS		- 13 -
4.1	Generally	- 13 -
4.2	Equipment and Inventory	- 16 -
4.3	Receivables	- 17 -
4.4	Investment Related Property	- 20 -
4.5	Material Contracts	- 25 -
4.6	Letter of Credit Rights	- 26 -
4.7	Intellectual Property	- 27 -
4.8	Commercial Tort Claims	- 30 -
SECTION 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES;		- 30 -
5.1	Further Assurances	- 30 -
5.2	Additional Grantors	- 31 -
SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT		- 32 -
6.1	Power of Attorney	- 32 -
6.2	No Duty on the Part of Agent or Secured Parties	- 32 -
SECTION 7. REMEDIES		- 33 -
7.1	Generally	- 33 -
7.2	Application of Proceeds	- 34 -
7.3	Sales on Credit	- 34 -
7.4	Deposit Accounts	- 35 -
7.5	Investment Related Property	- 35 -
7.6	Intellectual Property	- 35 -
7.7	Cash Proceeds	- 37 -
SECTION 8. COLLATERAL AGENT		- 37 -
SECTION 9. CONTINUING NATURE OF SECURITY INTEREST; TRANSFER OF LOANS		- 38 -
SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM		- 38 -
SECTION 11. MISCELLANEOUS		- 38 -
SECTION 12. AMENDMENT AND RESTATEMENT		- 39 -

i

AMENDED AND RESTATED

PLEDGE AND SECURITY AGREEMENT

This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of March 18, 2011 (this “Agreement”), among EACH OF THE UNDERSIGNED GRANTORS, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor” and collectively, “Grantors”), and REGIONS BANK (“Regions”), as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the “Agent”).

RECITALS:

WHEREAS, pursuant to that certain Senior Secured Revolving Credit and Guaranty Agreement dated as of June 29, 2009, by and among certain of the Grantors, Agent, and the various financial institutions party thereto from time to time (the “Existing Lenders”) (as at any time amended, restated, modified or otherwise supplemented prior to the date hereof, the “Existing Credit Agreement”), the Existing Lenders agreed to make loans to, and issue letters of credit and provide other financial accommodations on behalf of, the Grantors party as Borrowers thereunder, and the Grantors party as Guarantors thereunder jointly and severally unconditionally guaranteed to the Agent and the Existing Lenders the payment and performance of all of the “Obligations” as defined therein;

WHEREAS, to secure the Obligations (as such term is defined in the Existing Credit Agreement), certain of the Grantors executed and delivered that certain Pledge and Security Agreement dated as of June 29, 2009, in favor of Agent, for the benefit of itself and the Existing Lenders (as at any time amended, restated, modified or otherwise supplemented prior to the date hereof, the “Existing Security Agreement”);

WHEREAS, Agent, Lenders, Grantors, and the other parties thereto, have now entered into a certain Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement dated as of the date hereof (as at any time amended, restated, modified or supplemented, the “Credit Agreement”), which Credit Agreement amends and restates the Existing Credit Agreement;

WHEREAS, it is a condition to the Secured Parties’ willingness to make loans and other financial accommodations to or for the benefit of the Borrowers under the Credit Agreement that each of the Grantors agree to amend and restate the Existing Security Agreement in its entirety, and Grantors have also agreed to amend and restate the Existing Security Agreement in its entirety as hereinafter set forth;

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements with one or more Lender Counterparties; and enter into one or more Cash Management Agreements with, and obtain certain other Bank Products from, any Lender or any Affiliate of any Lender or Agent or any Affiliate of Agent;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, Cash Management Agreements and other Bank Products, respectively, each Grantor has agreed to secure such Grantor’s obligations under the Credit Documents, the Hedge Agreements, the Cash Management Agreements and other Bank Products as set forth herein; and

NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Security Agreement as follows:

SECTION 1.         DEFINITIONS; GRANT OF SECURITY.

1.1          General Definitions.   In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Account” shall mean and include any “account” as defined in the UCC.  For the avoidance of doubt, the term “Account” shall include, without limitation, all debts, book debts, accounts, claims (including, any claim arising in tort or otherwise), demands and choses in action as well as any right to payment for the sale or lease of Goods or rendition of services, whether or not they have been earned by performance.

“Additional Grantors” shall have the meaning assigned in Section 5.2.

“Agent” shall have the meaning set forth in the preamble.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which a Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Cash Equivalents” means, as at any date of determination, (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers’ acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody’s, and having a maturity within 9 months after the date of acquisition thereof; and (v) shares of any money market fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) - (iv), (b) has net assets not less than $500,000,000 and (c) has the highest rating obtainable from either Moody’s or S&P.

“Cash Proceeds” shall have the meaning assigned in Section 7.7.

“Chattel Paper” shall mean and include all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Section 2.1.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items to the extent evidencing or containing information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collections Account” shall have the meaning ascribed to it in the Credit Agreement.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Controlled Foreign Corporation” shall mean (i) “controlled foreign corporation” as defined in the Tax Code, and (ii) New Holdco BV and any of its Subsidiaries.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether a Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Copyrights” shall mean all United States, and foreign copyrights (including Community designs, including, but not limited, to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the deposit accounts listed on Schedule 4.4 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Deposit Accounts Collateral” shall mean (i) Deposit Accounts (and any associated lockboxes) maintained by any Grantor with a Secured Party or other bank for the deposit of proceeds of Collateral pursuant to the Credit Documents and all amounts from time to time deposited in such Deposit Accounts, except to the extent that amounts on deposit therein on any date are traceable to and identified on such date as the direct cash proceeds of Senior Secured Notes Priority Collateral and (ii) amounts on deposit in any Senior Secured Notes Deposit Account on any date that are traceable to and identified on such date as the direct cash proceeds of Collateral.  For the avoidance of doubt, (a) all Dominion Accounts shall constitute Deposit Accounts Collateral, except to the extent that amounts on deposit therein on any date are traceable to and identified on such date as the direct cash proceeds of Senior Secured Notes Priority Collateral and (b) each Senior Secured Notes Loan Deposit Account shall not constitute Deposit Accounts Collateral, except to the extent that amounts on deposit therein on any date are traceable to and identified on such date as the direct cash proceeds of Collateral.

“Documents” shall mean all “documents” as defined in Article 9 of the UCC, and shall include, without limitation, for each Grantor, all of such Grantor’s bills-of-lading, warehouse receipts or other documents of title.

“Dominion Account” shall mean a special account established by Grantors at a bank selected by Grantors, but acceptable to Agent in its discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

“Equipment” shall mean:  (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“Excluded Assets” shall mean:

(a)           any lease, Intellectual Property, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above;

(b)           (i) any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation directly owned by such Grantor, and (ii) any assets of a Controlled Foreign Corporation;

(c)           any assets (other than accounts receivable or inventory) of any Grantor, which are subject to or secured by a Capitalized Lease Obligation or purchase money indebtedness permitted by Section 6.1(n) of the Credit Agreement so long as the documents governing such Capitalized Lease Obligation or purchase money indebtedness do not permit other liens on such assets;

(d)           any intent-to-use (ITU) United States trademark application for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or, if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a), or examined and accepted, respectively, by the United States Patent and Trademark Office, in each case, only to the extent the grant of security interest in such intent-to-use Trademark is in violation of 15 U.S.C. §1060 and only unless and until a “Statement of Use” or “Amendment to Allege Use” is filed, has been deemed in conformance with 15 U.S.C. §1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office at which point such Trademarks shall automatically be included as Collateral;

(e)           any Capital Stock and other securities of a Subsidiary to the extent that the pledge of such Capital Stock and other securities in connection with the Senior Secured Notes results in Euramax being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Senior Secured Notes affected.  In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of Euramax due to the fact that such Subsidiary’s Capital Stock secures the Senior Secured Notes affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Senior Secured Notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement.  In such event, the Collateral Documents may be amended or modified, without the consent of any holder of such Senior Secured Notes, to the extent necessary to release the security interests in favor of such creditor on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the Senior Secured Notes.  In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Senior Secured Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the Senior Secured Notes;

(f)            Commercial Tort Claims of less than $10,000,000;

(g)           pledges and security interests prohibited by, or requiring any consent of any governmental authority pursuant to, law, rule or regulation;

(j)            equity interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such equity interests is prohibited by the documents covering such joint venture;

(k)           any Senior Secured Notes Deposit Accounts

(l)            with respect to perfection only, any item of personal property as to which Agent shall determine in writing in its reasonable discretion after consultation with the Grantors that the costs of perfecting a security interest in such item are excessive in relation to the value of such security being perfected thereby; and

(m)          proceeds and products of any of the foregoing to the extent they constitute Excluded Assets described in clauses (a) through (k) above.

“Excluded Subsidiaries” shall mean Controlled Foreign Corporations, including any Foreign Subsidiaries.

“Exempt Deposit Accounts” means (i) Deposit Accounts the balance of which consists exclusively of (A) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Grantor to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any of the Grantors and (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Grantors, (ii) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts and trust accounts for obligations coming due within the following month, (iii) except to the extent amounts on deposit therein on any date are traceable to and identified on such date as the direct cash proceeds of Collateral, Senior Secured Notes Deposit Accounts with Senior Secured Notes Indenture Trustee subject to the terms of the Intercreditor Agreement, and (iv) other disbursement, petty cash or deposit accounts containing less than $100,000 individually and in the aggregate for all such disbursement accounts.

“Existing Credit Agreement” shall have the meaning set forth in the recitals.

“Existing Lenders” shall have the meaning set forth in the recitals.

“Existing Security Agreement” shall have the meaning set forth in the recitals.

“Existing Security Documents” shall have the meaning set forth in Section 12.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantors” shall have the meaning set forth in the preamble.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses; and all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, the foregoing property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to the foregoing property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other such rights; and all internet domain names, know-how and trade secrets.

“Intercreditor Agreement” shall mean that certain General Intercreditor Agreement dated as of March 18, 2011 (as amended, restated, modified and supplemented from time to time), among Agent,  the Senior Secured Notes Indenture Trustee, the Subordinated Lien Collateral Trustee (as defined therein) from time to time party thereto, and Grantors.

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean the Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean:  (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Lender” shall have the meaning set forth in the recitals.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Lien” shall mean (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Pledged Equity Interests,  any purchase option, call or similar right of a third party with respect to such Pledged Equity Interests.

“Money” shall mean “money” as defined in the UCC.

“New Holdco BV” shall mean Gaula Holdings B.V., a company organized under the laws of the Netherlands and subsidiary of Euramax International, Inc.

“Non-Assignable Material Contract” shall mean any Material Contract to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether a Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Payment Intangible” shall have the meaning given to the term “payment intangible” in the UCC.

“Person” shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all Indebtedness owed to a Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean, subject to Section 2.2, all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) and the certificates, if any, representing such limited liability company interests and any interest of a Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean, subject to Section 2.2, all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) and the certificates, if any, representing such partnership interests and any interest of a Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean, subject to Section 2.2, all shares of Capital Stock owned by a Grantor, including, without limitation, all shares of Capital Stock described on Schedule 4.4(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests” shall mean, subject to Section 2.2, all interests in a Delaware business trust or other statutory trust including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) and the certificates, if any, representing such trust interests and any interest of a Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” shall mean:  (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property (including, without limitation, Pledged Debt and Deposit Accounts Collateral) and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean Accounts (and related Supporting Obligations) and all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or, subject to Section 2.2, Investment Related Property, together with all of each Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of a Grantor or any computer bureau or agent from time to time acting for a Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean Agent, Issuer, Lenders and the Lender Counterparties.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants,

bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Senior Secured Notes” shall have the meaning ascribed to such term in the Credit Agreement.

“Senior Secured Notes Deposit Account” means shall mean, with respect to any Grantor, the deposit account maintained by such Grantor solely for the purpose of depositing proceeds of Senior Secured Notes Primary Collateral.

“Senior Secured Notes Indenture Trustee” shall have the meaning ascribed to such term in the Credit Agreement.

“Senior Secured Notes Priority Collateral” shall have the meaning ascribed to the term “Note Priority Collateral” in the Intercreditor Agreement.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether a Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether a Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such trade secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such trade secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any trade secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” means the Uniform Commercial Code (or any successor statute), as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

“United States” shall mean the United States of America.

1.2                               Definitions; Interpretation.  All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC.  References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2.                            GRANT OF SECURITY.

2.1                               Grant of Security.  Each Grantor hereby grants to Agent, for the ratable benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property and fixtures of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter created, acquired or arising and wherever located (all of which, except as provided in Section 2.2, being hereinafter collectively referred to as the “Collateral”):

(a)                                  Accounts;

(b)                                 Chattel Paper;

(c)                                  Documents;

(d)                                 General Intangibles;

(e)                                  Goods, including, without limitation, Inventory and Equipment;

(f)                                    Instruments;

(g)                                 Insurance;

(h)                                 Intellectual Property;

(i)                                     Investment Related Property;

(j)                                     Letter of Credit Rights;

(k)                                  Money;

(l)                                     Receivables and Receivable Records;

(m)                               Commercial Tort Claims described on Schedule 4.8 or any Pledge Supplement;

(n)                                 to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(o)                                 to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

In addition to the foregoing, each Grantor hereby ratifies, reaffirms, renews and continues its prior pledge and assignment of, and grant of a security interest in favor of Agent, for the benefit of the Secured Parties, in all of the Collateral described in the Existing Security Agreement.

2.2                               Certain Limited Exclusions.  Notwithstanding anything herein to the contrary contained in Section 2.1 hereof or anything else, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, or shall or the security interest granted under Section 2.1 hereof attach to the Excluded Assets.

Any term or provision of this Agreement or the other Credit Documents to the contrary notwithstanding, (i) no Account, Instrument, Chattel Paper, or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or (ii) any lease under which the lessee is a Sanctioned Person shall be Collateral or shall be credited toward the payment of the Secured Obligations.

SECTION 3.                            SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1                               Security for Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the “Secured Obligations”).

3.2                               Continuing Liability Under Collateral.  Notwithstanding anything herein to the contrary but subject to the transfer of Pledged Equity Interests to Agent or its nominee upon foreclosure after an Event of Default, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.                            REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1                               Generally.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)                                     it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, other than Permitted Liens;

(ii)                                  it has indicated on Schedule 4.1(A)(as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located.

(iii)                               the full legal name of such Grantor is as set forth on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) and it has not done in the last five (5) years, and does not do, business under any other name except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement);

(iv)                              except as provided on Schedule 4.1(C) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), it has not changed its name or jurisdiction of organization, or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(v)                                 other than as expressly permitted by the Credit Agreement, it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement);

(vi)                              with respect to each agreement identified on Schedule 4.1(D), it has indicated on Schedule 4.1 (A) and Schedule 4.1(B) the information required pursuant to Section 4.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

(vii)                           (u) upon the filing of all UCC financing statements naming each Grantor as “debtor” and Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), (v) upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt, (w) upon sufficient identification of Commercial Tort Claims, (x) upon execution of a control agreement establishing Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Investment Account, (y) upon consent of the issuer with respect to Letter of Credit Rights, and (z) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral;

(viii)                        all actions and consents, including all filings, notices, registrations and recordings necessary or reasonably desirable for the exercise by Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(ix)                                other than the financing statements filed in favor of Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to Agent for filing or for which payoff and Lien release letters containing authority to file such termination statements have been delivered to Agent, in each case, which termination statements or letters have been duly authorized by the applicable secured party of record, and (y) financing statements filed with respect to Permitted Liens;

(x)                                   no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of Agent hereunder or (ii) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above, (B) those authorizations, approvals or other actions by or notices to or filings expressly set forth on Schedule 4.5 to the Credit Agreement and any other immaterial authorizations, approvals, actions, notices or filings and (C) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

(xi)                                except as could not reasonably be expected to result, either individually or in the aggregate in a Material Adverse Effect, all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(xii)                             none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);

(xiii)                          it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut; and

(xiv)                         such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) and remains duly existing as such.  Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(ii)                                  except as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(iii)                               it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), chief executive office, or jurisdiction of organization unless it shall, at least (15) days prior to such change, (a) notify Agent in writing, by executing and delivering to Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new name, identity, corporate structure, chief executive office, jurisdiction of organization and providing such other information in connection therewith as Agent may reasonably request and (b) take all actions necessary to maintain the continuous validity, perfection and the same or better priority of Agent’s security interest in the Collateral intended to be granted and agreed to hereby;

(iv)                              except to the extent otherwise expressly permitted by the Credit Agreement, it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being Properly Contested; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

(v)                                 it shall not take or permit any action which could materially impair Agent’s rights in the Collateral; and

(vi)                              it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as otherwise permitted under the Credit Agreement.

4.2                               Equipment and Inventory.

(a)                                  Representations and Warranties.  Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

(i)                                     all of the Equipment and Inventory included in the Collateral is located only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), except for (A) Inventory which, in the ordinary course of business, (i) is in transit from, or has been purchased by a Grantor and not yet shipped by, a supplier to a Grantor, (ii) is in transit to, or has been delivered to but not yet paid for by, a customer or (iii) which has been delivered by a Grantor to a subcontractor for secondary processing and (B) other mobile goods, Equipment or Inventory with an aggregate book value of up to $1,000,000; provided, that such Inventory is reflected as ineligible in the most recently delivered Borrowing Base Certificate;

(ii)                                  except as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and

(iii)                               none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman (except for mobile goods, Equipment or Inventory with an aggregate net book value of up to $1,000,000; provided, that such Inventory is reflected as ineligible in the most recently delivered Borrowing Base Certificate).

(b)                                 Covenants and Agreements.  Each Grantor covenants and agrees that:

(i)                                     it shall keep correct and accurate records of the Inventory, as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP;

(ii)                                  it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or Agent;

(iii)                               it shall not return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the ordinary course of business of such Grantor and such Person; (ii) no Default or Event of Default exists or would result therefrom; (iii) the return of such Inventory will not result in an Out-of-Formula Condition under the Credit Agreement; (iv) such Grantor promptly notifies Agent thereof if the aggregate value of all Inventory returned in any month exceeds $250,000; and (v) any payments received by such Grantor in connection with any such return are promptly turned over to Agent for application to the Secured Obligations;

(iv)                              it shall not acquire or accept Inventory on consignment or approval unless the aggregate value of such Inventory on hand at any time is less than $250,000 and such Inventory is reflected as ineligible in the most recently delivered Borrowing Base Certificate, and will use its best efforts to insure that all Inventory that is produced in the United States of America will be produced in accordance with the Fair Labor Standards Act, as amended;

(v)                                 it shall not sell Inventory to any customer on approval or any other basis upon which the customer has a right to return or obligates any Grantor to repurchase such Inventory unless the aggregate value of such Inventory at any time is less than $250,000 and such Inventory is reflected as ineligible in the most recently delivered Borrowing Base Certificate;

(vi)                              it shall produce, use, store and maintain all Inventory with all reasonable care and caution in accordance with applicable standards of any insurance and in conformity with applicable law (including the requirements of the Fair Labor Standards Act, as amended) and will maintain current rent payments (within applicable grace periods provided for in leases) at all locations at which any Inventory is maintained or stored;

(vii)                           if any Equipment or Inventory comes into the possession or control of any third party, (other than a supplier, customer or subcontractor in the ordinary course of business as described in Section 4.2(a)(i), above), each Grantor shall, as a condition to entering into any such arrangement in respect of Equipment or Inventory (unless the aggregate net book value of such Equipment or Inventory at such time is less than $1,000,000, and in the case of Inventory, such Inventory is reflected as ineligible in the most recently delivered Borrowing Base Certificate), upon request of Agent, join with Agent in notifying the third party of Agent’s security interest and use its commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of Agent; and

(viii)                        with respect to Equipment with net book value in excess of $100,000 individually or $1,000,000 in the aggregate which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of Agent, such Grantor shall (A) provide information with respect to any such Equipment, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

4.3                               Receivables.

(a)                                  Representations and Warranties.  Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

(i)                                     except as reflected as ineligible in the most recently delivered Borrowing Base Certificate, each Receivable owing by any single Account Debtor (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be genuine and enforceable in accordance with its terms, (c) is not and will not be subject to any deduction or discount (other than as stated in the invoice and disclosed to Agent in writing), any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise), (d) arises from a bona fide sale of goods or delivery of services in the ordinary course and in accordance with the terms and conditions of any applicable purchase order, contract or agreement; (e) is free of all Liens; (f) is for a liquidated amount maturing as stated in the invoice therefor, and (g) is and will be in compliance with all applicable laws, whether federal, state, local or foreign;

(ii)                                  except as reflected as ineligible in the most recently delivered Borrowing Base Certificate, none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.  No Receivable requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except those for which any consent required has been obtained or are reflected as ineligible in the most recently delivered Borrowing Base Certificate;

(iii)                               no Receivable in excess of $100,000 individually or $1,000,000 in the aggregate is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, Agent to the extent required by, and in accordance with Section 4.3(c); and

(iv)                              to the best of such Grantor’s knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of such Receivable or reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto.

(b)                                 Covenants and Agreements:  Each Grantor hereby covenants and agrees that:

(i)                                     it shall keep and maintain at its own cost and expense complete records of the Receivables as is customarily maintained under similar circumstances by Persons of established reputation engaged in a similar business, and in any event in conformity with GAAP, including, but not limited to, the originals of all documentation with respect to all such Receivables and records of all payments received and all credits granted on such Receivables, all merchandise returned and all other dealings therewith;

(ii)                                  it shall not amend, modify, terminate or waive any provision of any Receivable in any manner that could reasonably be expected to have a Material Adverse Effect or result in an Out-of-Formula Condition under the Credit Agreement.  Other than in the ordinary course of business, and during the continuance of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

(iii)                               to the extent that any Grantor does grant any discounts, allowances or credits pursuant to clause (ii) above or otherwise that are not shown on the face of the invoice for the Receivable involved, such Grantor shall report such discounts, allowances or credits, as the case may be to Agent, and if any amounts due and owing in excess of $100,000 are in dispute between any Grantor and any Account Debtor, or if any returns are made in excess of $100,000 with respect to any Receivables owing from an Account Debtor, such Grantor shall provide Agent with written notice thereof, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy;

(iv)                              if a Receivable of any Grantor includes a charge for any taxes payable to any Governmental Authority, each Grantor authorizes Agent, in Agent’s sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Grantor and to charge Borrowers therefor under the Credit Agreement; provided, however, that neither Agent nor Lenders shall be liable for any taxes that may be due by Grantors;

(v)                                 whether or not a Default or an Event of Default exists, Agent shall have the right during reasonable business hours and (so long as no Default or Event of Default exists) no more often than quarterly, in the name of Agent, any designee of Agent or any Grantor to verify the validity, amount or any other matter relating to any Receivables of such Grantor by mail, telephone, telegraph or otherwise, and each Grantor shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process;

(vi)                              each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation in accordance with Section 5.16 of the Credit Agreement, and shall diligently exercise each material right it may have under any Receivable any Supporting Obligation or Collateral Support, in each case, at its own expense, and, in connection with such collections and exercise, such Grantor shall take such action as such Grantor after the occurrence and during the continuance of an Event of Default or Agent may reasonably deem necessary or advisable.  Notwithstanding the foregoing, Agent shall have the right at any time following the occurrence and during the continuation of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, Agent may:  (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to Agent; and (2) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  If Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Agent if required, in a Securities Account or Deposit Account maintained under the control of Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.  Further, each Grantor acknowledges that, regardless of whether an Event of Default exists, Agent may, pursuant to the terms of a Control Agreement, direct each Person maintaining a lockbox or similar arrangement into which Account Debtors under any Receivables make payment, to remit to Agent directly all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement, and each Grantor agrees that any such Person maintaining such lockbox or other arrangement shall be authorized to comply with the instructions of Agent without further consent from such Grantor;

(vii)                           it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable; and

(viii)                        to the best of such Grantor’s knowledge, it shall not create or accept any Account, Instrument, Chattel Paper or other obligation of any kind due from or owed by a Sanctioned Person or own any Chattel Paper in the form of a lease where the lessee thereunder is a Sanctioned Person, and shall promptly notify Agent in writing of any Account Debtor’s status as a Sanctioned Person.

(c)                                  Delivery and Control of Receivables.  With respect to any Receivables in excess of $100,000 individually or $500,000 in the aggregate that are evidenced by, or constitute, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to Agent (or its agent or designee) appropriately indorsed to Agent or indorsed in blank:  (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein.  With respect to any Receivables in excess of $100,000 individually or $500,000 in the aggregate which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall use its commercially reasonable efforts to give Agent control over such Receivables (within the meaning of Section 9-105 of the UCC):  (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein.  Any Receivables that are evidenced by, or constitute, Chattel Paper or Instruments or would constitute “electronic chattel paper” under Article 9 of the UCC which would not otherwise required to be delivered or subjected to the control of Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of Agent at any time during the continuance of an Event of Default.  Notwithstanding the foregoing, if at any time any Receivables currently included in the Borrowing Base shall become evidenced by, or constitute, Chattel Paper or Instruments, then Grantors shall immediately deliver to Agent an updated Borrowing Base Certificate reflecting such Receivables as ineligible thereunder.

4.4                               Investment Related Property.

4.4.1                     Investment Related Property Generally

(a)                                  Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     Subject to the limitation described in Section 2.2 with respect to the Capital Stock of any Controlled Foreign Corporation, in the event it acquires rights in any Investment Related Property constituting Pledged Equity Interests or Pledged Debt, after the date hereof, it shall deliver to Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

(ii)                                  except as provided in the next sentence, in the event such Grantor receives any payments, dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such payments, dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall within ten (10) days take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of Agent over such Investment Related Property (including, without limitation, delivery thereof to Agent) and pending any such action such Grantor shall be deemed to hold such payments, dividends, interest, distributions, securities or other property in trust for the benefit of Agent and shall segregate such payments, dividends, interest, distributions, Securities or other property from all other property of such Grantor.  Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Agent authorizes each Grantor to retain all cash dividends and distributions and all payments of interest and principal;

(iii)                               each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to Agent.

(b)                                 Delivery and Control.

(i)                                     Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the Closing Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) promptly upon acquiring rights therein, in each case in form and substance reasonably satisfactory to Agent.  With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account), each Grantor shall cause such certificate or instrument to be delivered to Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC.  With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), each Grantor shall cause the issuer (in the case of Pledged Equity Interests issued by a Subsidiary of a Grantor, mutual funds and other open-ended investments funds), and such Grantor shall use its commercially reasonable efforts to cause the issuer (in the case of all other Investment Related Property) of such uncertificated security, to either (i) register Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in form and substance reasonably satisfactory to Agent, pursuant to which such issuer agrees to comply with Agent’s instructions with respect to such uncertificated security without further consent by such Grantor.

(c)                                  Voting and Distributions.

(i)                                     So long as no Event of Default shall have occurred and be continuing:

(1)                                  except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof; provided, no Grantor shall exercise or refrain from exercising any such right if Agent shall have notified such Grantor that, in Agent’s reasonable judgment, such action would have a Material Adverse Effect; and

(2)                                  Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above.

(ii)                                  Upon the occurrence and during the continuation of an Event of Default:

(1)                                  all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)                                  in order to permit Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (A) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Agent all proxies, dividend payment orders and other instruments as Agent may from time to time reasonably request and (B) each Grantor acknowledges that Agent may utilize the power of attorney set forth in Section 6.1.

4.4.2                     Pledged Equity Interests

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)                                     Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii)                                  except as set forth on Schedule 4.4(B), it has not acquired any Capital Stock in another entity or substantially all the assets of another entity within the past five (5) years;

(iii)                               it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens (as defined in the Credit Agreement) and except as described in Schedule 4.4(A), there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iv)                              without limiting the generality of Section 4.1(a)(v), except as described in Schedule 4.4(A), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of Agent in any Pledged Equity Interests or the exercise by Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

(v)                                 except as described in Schedule 4.4(A), none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and

(vi)                              except as otherwise set forth on Schedule 4.4(A), all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the Uniform Commercial Code of any jurisdiction.

Schedule 4.4(A) may be amended or supplemented from time to time with any such amendment or supplement being effective for purposes of this Section 4.4.2(a) with respect to each Credit Date from and after the date of such amendment or supplement.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     other than as permitted under the Credit Agreement or without the prior written consent of Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of Agent’s security interest, (b) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other Capital Stock of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other Capital Stock of any nature of such issuer, (c) permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish Agent’s “control” thereof;

(ii)                                  without the prior written consent of Agent or as permitted under the Credit Agreement, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding Capital Stock or other Capital Stock of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge Capital Stock in accordance with Section 2.2; and

(iii)                               such Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to Agent or its nominee following the occurrence and during the continuance of an Event of Default and to the substitution of Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.3                     Pledged Debt

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and each Credit Date, that Schedule 4.4 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) sets forth under the heading “Pledged Debt” all of the Pledged Debt that constitutes Indebtedness owned by such Grantor, and to the best of such Grantor’s knowledge, all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting rights of creditors and general principles of equity, and is not in default and constitutes all of the issued and outstanding Indebtedness of Grantors.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that it shall deliver all Instruments evidencing Pledged Debt to Agent and notify Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.  Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, upon notice to Grantors, to transfer all or any portion of the Pledged Debt constituting Collateral to its name or the name of its nominee or agent.  In addition, Agent shall have the right at any time during the continuance of an Event of Default, upon notice to any Grantor, to exchange any certificates or instruments representing any Pledged Debt constituting Collateral for certificates or instruments of smaller or larger denominations.

4.4.4                     Investment Accounts

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and each Credit Date, that:

(i)                                     Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest.  Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Agent pursuant hereto or the Senior Secured Notes Indenture Trustee pursuant to the Senior Secured Notes Indenture and other Senior Secured Notes Documents) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto, except to the extent such control would constitute a Permitted Lien;

(ii)                                  Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” the Collections Account, the other Dominion Accounts and all of the other Deposit Accounts in which each Grantor has an interest.  Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Agent pursuant hereto or the Senior Secured Notes Indenture Trustee pursuant to the Senior Secured Notes Indenture and other Senior Secured Notes Documents) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein, except to the extent such control would constitute a Permitted Lien; and

(iii)                               Each Grantor has taken all actions necessary or desirable, including those specified in Section 4.4.4(c), to: (a) establish Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC); (b) subject to Section 5.16 of the Credit Agreement, establish Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (c) deliver all Instruments to Agent.

(b)                                 Delivery and Control.

(i)                                     With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, at the request of Agent, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement in form and substance reasonably satisfactory to Agent pursuant to which it shall agree to comply with Agent’s “entitlement orders” without further consent by such Grantor.  With respect to any Investment Related Property that is a “Deposit Account” (other than any Exempt Deposit Account), including the Collections Account and any other Dominion Accounts, subject to the provisions of Sections 5.16 and 6.18 of the Credit Agreement, it shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit B hereto, or in other form reasonably satisfactory to Agent, pursuant to which Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account.  Subject to Section 5.16 of the Credit Agreement, each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts (other than Exempt Deposit Accounts) that exist on the Closing Date, as of or prior to the Closing Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts (other than Exempt Deposit Accounts) that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.

In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, at the request of Agent, each Grantor shall take such additional actions, including, without limitation, causing (in the case of Investment Related Property issued by a Subsidiary of a Grantor) or using commercially reasonable efforts to cause (in the case of all other Investment Related Property) such issuer to register the pledge on its books and records or making such filings or recordings, in each case, as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of Agent.   Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to Agent’s name or the name of its nominee or agent.  In addition, Agent shall have the right at any time during the continuance of an Event of Default, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

4.5                               Material Contracts.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that Schedule 4.5 (as such schedule may be amended or supplemented from time to time) contains a true, correct and complete list of all the Material Contracts to which such Grantor has rights on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect on the Closing Date and no defaults exist thereunder on the Closing Date.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     after the occurrence an during the continuance of an Event of Default, such Grantor shall furnish to Agent true and complete copies (including any amendments or supplements thereof) of all Material Contracts to which it is a party;

(ii)                                  in addition to any rights under the Section of this Agreement relating to Receivables, Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of Agent therein.  In addition, after the occurrence and during the continuance of an Event of Default, Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to Agent;

(iii)                               it shall promptly and diligently exercise each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or Agent may deem necessary or advisable;

(iv)                              it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract; and

(v)                                 such Grantor shall, within thirty (30) days of the date hereof with respect to any Non-Assignable Material Contract in effect on the date hereof and within thirty (30) days after entering into any Non-Assignable Material Contract after the Closing Date, request in writing the consent of the counterparty or counterparties to the Non-Assignable Material Contract pursuant to the terms of such Non-Assignable Material Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Material Contract to Secured Party and use its commercially reasonable efforts to obtain such consent as soon as practicable thereafter; provided that if a Grantor is unable to obtain such consent, the requirements of this Section 4.5(b)(v) shall be satisfied where such Grantor delivers a certificate to Agent, which shall be reasonably satisfactory to Agent, certifying that it used its commercially reasonable efforts and was unable to obtain such consent.

4.6                               Letter of Credit Rights.

(a)                                  Representations and Warranties.  Except with respect to Letters of Credit issued under the Credit Agreement and letters of credit that do not constitute Collateral, each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)                                     all material letters of credit to which such Grantor has rights as a beneficiary are listed on Schedule 4.6 hereto (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement); and

(ii)                                  it has obtained the consent of each issuer of any letter of credit in an amount in excess of $500,000 in the aggregate to the assignment of the Letter of Credit Right under the letter of credit to Agent.

(b)                                 Covenants and Agreements.  Except with respect to Letters of Credit issued under the Credit Agreement and letters of credit that do not constitute Collateral, each Grantor hereby covenants and agrees that with respect to any letter of credit in an amount in excess of $500,000 in the aggregate hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to Agent and shall deliver to Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

4.7                               Intellectual Property.

(a)                                  Representations and Warranties.  Except as disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)                                     Schedule 4.7 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor;

(ii)                                  it solely owns and possesses all right, title, and interest in and to the Patents, Trademarks and Copyrights listed on Schedule 4.7 (as such schedule may be amended from time to time in accordance with the terms of this Agreement), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens, license agreements executed in the normal course of business consistent with past practice and the licenses set forth on Schedule 4.7(B), (D), (F) and (G) (as each may be amended or supplemented from time to time in accordance with the terms of this Agreement);

(iii)                               all Copyrights, Trademarks and Patents owned by any Grantor are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts necessary and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of the Intellectual Property listed on Schedule 4.7 in full force and effect, except to the extent that a particular Patent, Trademark or Copyright is not material to, or useful in, the business of such Grantor;

(iv)                              except as set forth in Schedule 4.7(H), no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority and no action or proceeding before any court or administrative authority is pending or, to the best of such Grantor’s knowledge, threatened challenging the validity of, (A) such Grantor’s right to register any material Intellectual Property owned by or licensed to such Grantor, or (B) such Grantor’s rights to own or use any material Intellectual Property owned by or licensed to, or otherwise used by such Grantor;

(v)                                 all registrations and applications for Copyrights, Patents and Trademarks listed on Schedule 4.7 are standing in the name of each Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(B), (D), (F), or (G) (as each may be amended or supplemented from time to time in accordance with the terms of this Agreement) and except for licenses executed in the ordinary course of business consistent with past practice;

(vi)                              each Grantor uses appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor, in each case, to the extent necessary and proper;

(vii)                           each Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral material to the business of such Grantor and takes all action necessary to insure that all licensees of the Trademark Collateral material to the business of such Grantor owned by such Grantor use such adequate standards of quality;

(viii)                        except as set forth in Schedule 4.7(H), and except as would not have, individually or in the aggregate, a Material Adverse Effect, the conduct of such Grantor’s business does not infringe upon or otherwise violate any Trademark, Patent, Copyright, Trade Secret or other intellectual property right owned by a third party and, to the best of each Grantor’s knowledge, no claim is pending against Grantor that any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party;

(ix)                                to the best of such Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any material Intellectual Property owned or used by such Grantor;

(x)                                   to the best of such Grantor’s knowledge, no settlement or consents, covenants not to sue, nonassertion assurances, or releases to which Grantor is bound are in force that adversely affect Grantor’s rights to own or use any Intellectual Property material to the business of such Grantor; and

(xi)                                to the best of such Grantor’s knowledge and except as set forth on Schedule 4.7 or as otherwise permitted by the Credit Agreement, each Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer, or exclusive license of any Intellectual Property owned by and material to the business of such Grantor that has not been terminated or released.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees as follows until the Full Payment of the Secured Obligations:

(i)                                     it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor in its reasonable business judgment may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii)                                  it shall not, with respect to any Trademarks which are material to the business of any Grantor in its reasonable business judgment, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(iii)                               it shall, within thirty (30) days of the creation or acquisition of any Copyrightable work the registration of which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office when such registration is deemed necessary by the Grantor exercising its reasonable business judgment;

(iv)                              it shall promptly notify Agent if it knows that any item of the Intellectual Property that is material to the business of any Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court;

(v)                                 it shall take all commercially reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time in accordance with the terms of this Agreement);

(vi)                              in the event that any material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall, as it deems necessary in the exercise of its reasonable business judgment, promptly take all commercially reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(vii)                           it shall promptly (but in no event more than thirty (30) days after any Grantor obtains knowledge thereof) report to Agent (i) the filing of any application to register any Intellectual Property owned by the Grantor with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property owned by the Grantor by any such office, in each case by executing and delivering to Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(viii)                        it shall, promptly upon the reasonable request of Agent, execute and deliver to Agent an Intellectual Property Security Agreement, substantially in the form of Exhibit C attached hereto, together with all supplements and schedules thereto, and any other document reasonably required to acknowledge, confirm, register, record, or perfect Agent’s interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

(ix)                                except with the prior consent of Agent or as permitted under the Credit Agreement, each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments that remain in effect, except financing statements or other documents or instruments filed or to be filed in favor of Agent and each Grantor shall not sell, assign, transfer, grant an exclusive license otherwise outside of the ordinary course of business, consistent with past practice, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created or permitted by and under this Agreement and the other Credit Documents;

(x)                                   it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(xi)                                it shall take all commercially reasonable steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents, except to the extent that a Trade Secret is no longer material or necessary to the business of such Grantor or the Trade Secret no longer derives substantial value from not being known to the public, as determined by such Grantor in its reasonable business judgment;

(xii)                             it shall use proper statutory notice in connection with its use of any of the Intellectual Property where necessary and proper; and

(xiii)                          it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof.  In connection with such collections, each Grantor may take (and, at Agent’s reasonable direction, shall take) such action as such Grantor or, after the occurrence and during the continuance of an Event of Default, Agent may deem reasonably necessary or advisable to enforce collection of such amounts.  Notwithstanding the foregoing, Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

4.8                               Commercial Tort Claims

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) sets forth all Commercial Tort Claims of each Grantor in excess of $10,000,000 in the aggregate; and

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $10,000,000 in the aggregate hereafter arising it shall deliver to Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5.                            ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1                               Further Assurances.

(a)                                  Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)                                     file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)                                  at Agent’s request, execute and deliver, and use commercially reasonably efforts to cause the applicable depositary bank to execute and deliver, to Agent such Control Agreements as may be reasonably requested by Agent pursuant to the terms of this Agreement, including a Control Agreement with respect to the deposit account(s) of Amerimax UK, Inc. maintained at Natwest Bank;

(iii)                               at Agent’s request, execute and deliver such agreements, instruments, deeds, pledges, certificates and other documents, and take all other actions, as may be reasonably requested by Agent pursuant to the terms of this Agreement to perfect Agent’s security interest in the Capital Stock of any first-tier Foreign Subsidiary of a Grantor;

(iv)                              take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(v)                                 during the continuance of an Event of Default, upon request by Agent and in accordance with the provisions of the Credit Agreement, assemble the Collateral and allow inspection of the Collateral by Agent, or persons designated by Agent; and

(vi)                              at Agent’s reasonable request, appear in and defend any action or proceeding that may affect such Grantor’s title to or Agent’s security interest in all or any part of the Collateral.

(b)                                 Each Grantor hereby authorizes Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Agent herein.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.”  Each Grantor shall furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.

(c)                                  Each Grantor hereby authorizes Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

5.2                               Additional Grantors.  From time to time subsequent to the date hereof, additional Persons that are not Excluded Subsidiaries may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement.  Upon delivery of any such counterpart agreement to Agent and acceptance by Agent thereof, notice of which acceptance is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Agent not to cause any Subsidiary of Euramax to become an Additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6.                            COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

6.1                               Power of Attorney.  Each Grantor hereby irrevocably appoints Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Agent or otherwise, from time to time in Agent’s reasonable discretion to take any action and to execute any instrument that Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)                                  upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Agent pursuant to the Credit Agreement;

(b)                                 upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)                                  upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)                                 upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent with respect to any of the Collateral;

(e)                                  to prepare and file any UCC financing statements against such Grantor as debtor;

(f)                                    to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g)                                 upon the occurrence and during the continuance of any Event of Default to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent in its sole discretion, any such payments made by Agent to become obligations of such Grantor to Agent, due and payable immediately without demand; and

(h)                                 upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Agent’s security interest therein in accordance with the terms of this Agreement, all as fully and effectively as such Grantor might do.

6.2                               No Duty on the Part of Agent or Secured Parties.  The powers conferred on Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon Agent or any Secured Party to exercise any such powers.  Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment or order.

SECTION 7.                            REMEDIES.

7.1                               Generally.

(a)                                  If any Event of Default shall have occurred and be continuing, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)                                     require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent that is reasonably convenient to both parties;

(ii)                                  enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)                               prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Agent deems appropriate;

(iv)                              obtain the appointment of a receiver, without notice of any kind whatsoever, to take possession of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver; and

(v)                                 without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Agent may deem commercially reasonable.

(b)                                 Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that it would not be commercially unreasonable for Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Agent accepts the first offer received and does not offer such Collateral to more than one offeree, provided this sentence shall not restrict the operation of Section 9-615(f) of the UCC.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by Agent to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Agent, that Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.  Nothing in this Section shall in any way alter the rights of Agent hereunder.

(c)                                  Agent may sell the Collateral without giving any warranties as to the Collateral.  Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)                                 Agent shall have no obligation to marshal any of the Collateral.

7.2                               Application of Proceeds.  Except as expressly provided elsewhere in this Agreement or the Intercreditor Agreement, all proceeds received by Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by Agent against, the Secured Obligations in the following order of priority:  first, to the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable fees and out-of-pocket expenses to Agent and its agents and counsel, and all other reasonable out-of-pocket expenses, liabilities and advances made or incurred by Agent in connection therewith, and all amounts for which Agent is entitled to indemnification hereunder (in its capacity as Agent and not as a Lender) and all advances made by Agent hereunder for the account of the applicable Grantor, and to the payment of all reasonable costs and expenses paid or incurred by Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

7.3                               Sales on Credit.  If Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Agent and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4                               Deposit Accounts.

Agent may apply the balance from any Deposit Account (other than the Senior Secured Notes Deposit Account) or instruct the bank at which any Deposit Account (other than the Senior Secured Notes Deposit Account) is maintained to pay the balance of any Deposit Account (other than the Senior Secured Notes Deposit Account) to or for the benefit of Agent in accordance with the provisions of Section 4.4.4 hereof.

7.5                               Investment Related Property.

Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to Agent all such information as Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.6                               Intellectual Property.

(a)                                  Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i)                                     Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, Agent or otherwise, in Agent’s sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all documents required by Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all commercially reasonable efforts, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in the Intellectual Property by others;

(ii)                                  upon written demand from Agent, each Grantor shall grant, assign, convey or otherwise transfer to Agent or such Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)                               each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv)                              within five (5) Business Days after written notice from Agent, each Grantor shall make available to Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on Agent’s behalf and to be compensated by Agent at such Grantor’s expense on a per diem, pro rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)                                 (A) Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(B)                                All amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and

(C)                                Grantor shall adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)                                 If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Agent as aforesaid, subject to any disposition thereof that may have been made by Agent; provided, after giving effect to such reassignment, Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of Agent and the Secured Parties.

(c)                                  Solely for the purpose of enabling Agent to exercise rights and remedies under this Section 7 and at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor but only exercisable so long as an Event of Default has occurred and is continuing), subject, in the case of Trademarks, to the grant of sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

7.7                               Cash Proceeds.  In addition to the rights of Agent specified in Section 4.3 and Section 4.4 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) (i) except as specified in clause (ii), shall be applied by such Grantor in a manner not inconsistent with the Credit Agreement, and (ii) if an Event of Default shall have occurred and be continuing, shall be held by such Grantor in trust for Agent, segregated from other funds of such Grantor, and, unless otherwise agreed in writing by Agent, shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4.1(a)(ii), be turned over to Agent in the exact form received by such Grantor (duly indorsed by such Grantor to Agent, if required).  Any Cash Proceeds received by Agent (whether from a Grantor or otherwise) (A) shall be held by Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by Agent against the Secured Obligations then due and owing in accordance with Section 4.4 and the Credit Agreement.

SECTION 8.                            COLLATERAL AGENT.

Agent has been appointed to act as Agent hereunder by Lenders pursuant to the terms and provisions of Section 9.8 of the Credit Agreement and, by their acceptance of the benefits hereof, the other Secured Parties. Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.  In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by Agent for the benefit of Secured Parties in accordance with the terms of this Section. Agent may resign at any time by giving prior written notice thereof to Lenders and the Grantors.  Upon any such notice of resignation, Agent immediately shall be discharged from its duties and obligations under this Agreement and Requisite Lenders shall have the right, upon notice to Agent, to appoint a successor Agent.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent under this Agreement, and the retiring Agent under this Agreement shall promptly at the Grantors’ expense (i) transfer to such successor Agent all sums and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under this Agreement, and (ii) execute and deliver to such successor Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary in connection with the assignment to such successor Agent of the security interests created hereunder.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Agent hereunder.

SECTION 9.                            CONTINUING NATURE OF SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Full Payment of all Secured Obligations, be binding upon each Grantor, its successors and assigns and inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and its successors, transferees and assigns for the benefit and on behalf of the Secured Parties.  Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise.  Notwithstanding the Full Payment of all Secured Obligations, Agent shall not be required to terminate its Liens in any of the Collateral unless, with respect to any loss or damage Agent may incur as a result of the dishonor or return of any payment items applied to the Secured Obligations, Agent shall have received either (i) a written agreement, executed by Grantors and any Person deemed financially responsible by Agent whose loans or other advances to Grantors are used in whole or in part to satisfy the Secured Obligations, indemnifying Agent and Secured Parties from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent from any such loss or damage, provided, that any such reserve shall not exceed the amount of the payment items applied to the Secured Obligations that have not cleared as of such date.  Upon Agent’s confirmation of the satisfaction of the conditions set forth in the immediately preceding sentence, Agent shall, at Grantors’ expense, promptly execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination.  Upon any disposition of property permitted by the Credit Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person.  Agent shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to Agent, including financing statement amendments to evidence such release.

SECTION 10.                     STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property in its own account.  Neither Agent nor any of its directors, officers, employees or agents shall be liable for failure to, except to the extent such delay or failure arises from the gross negligence or willful misconduct of Agent, as determined by a court of competent jurisdiction in a final, non-appealable judgment or order, demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.  If any Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the expenses of Agent incurred in connection therewith shall be payable by each Grantor under Section 11.2 of the Credit Agreement.

SECTION 11.                     MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 11.1 of the Credit Agreement.  No failure or delay on the part of Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.  This Agreement shall be binding upon and inure to the benefit of Agent and Grantors and their respective successors and assigns.  No Grantor shall, without the prior written consent of Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder.  This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document and may be delivered by facsimile or e-mail.

Notwithstanding any other provision contained herein, the Liens created hereby are subject in all respects to the provisions of the Intercreditor Agreement.   In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control to the extent provided in Section 7.10 thereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

SECTION 12.                     AMENDMENT AND RESTATEMENT.

(a)                                  This Agreement amends and restates the Existing Security Agreement.  All rights, benefits, indebtedness, interests, liabilities and obligations of the parties to the Existing Security Agreement and the agreements, documents and instruments executed and delivered in connection with the Existing Security Agreement, including, without limitation, the Existing Credit Agreement (collectively, the “Existing Security Documents”) are hereby renewed, amended, and restated in their entirety according to the terms and provisions set forth in this Agreement and the other Credit Documents.  This Agreement does not constitute, nor shall it result in, a waiver of, or release, discharge or forgiveness of, any amount payable pursuant to the Existing Security Agreement or any indebtedness, liabilities or obligations of any Grantor thereunder, all of which are renewed and continued and are hereafter payable and to be performed in accordance with this Agreement and the other Credit Documents.  Neither this Agreement nor any of the other Credit Documents extinguishes the indebtedness or liabilities outstanding in connection with the Existing Security Documents, nor do they constitute a novation with respect thereto.

(b)                                 Without limiting the generality of the foregoing, nothing contained herein shall amend, modify, interrupt, extinguish or nullify any grant of a security interest by any Grantor in the Collateral set forth herein, and all security interests, pledges, assignments and other liens previously granted by Grantors under the Existing Security Documents, including, without limitation, the Existing Credit Agreement, are hereby renewed and continued and shall remain in full force and effect as security for the Secured Obligations, except as otherwise provided by this Agreement and the other Credit Documents.

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IN WITNESS WHEREOF, each Grantor and Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS:

ATTEST:	EURAMAX INTERNATIONAL, INC.

/s/ R. Scott Vansant
Secretary	By:	/s/ R. Scott Vansant
R. Scott Vansant, Chief Financial Officer
[CORPORATE SEAL]

AMERIMAX HOME PRODUCTS, INC.

ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

AMERIMAX BUILDING PRODUCTS, INC.

ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

BERGER BUILDING PRODUCTS, INC.

ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

[Signatures continue on following page.]

FABRAL, INC.

ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

AMP COMMERCIAL, INC.

ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

EURAMAX HOLDINGS, INC.

ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

AMERIMAX FABRICATED PRODUCTS, INC.

ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

[Signatures continue on following page.]

AMERIMAX FINANCE COMPANY, INC.

ATTEST:
	By:	/s/ Mitchell Lewis
/s/ R. Scott Vansant		Mitchell Lewis, President and Chief Executive Officer
Secretary

[CORPORATE SEAL]

BERGER HOLDINGS, LTD

ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

FABRAL HOLDINGS, INC.

ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

AMERIMAX UK, INC.

ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

[Signatures continue on following page.]

AMERIMAX RICHMOND COMPANY

ATTEST:
	By:	/s/ R. Scott Vansant
/s/ R. Scott Vansant		R. Scott Vansant, Chief Financial Officer
Secretary

[CORPORATE SEAL]

[Signatures continue on following page.]

AGENT:

REGIONS BANK, as Agent

By:	/s/ Linda Harris
Title: Senior Vice President